UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): August 4, 2014
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report) ______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 4, 2014, Nexstar Broadcasting Group, Inc. (the “Company”) issued a press release announcing the entry into a definitive agreement to sell WEVV, the CBS affiliate in the Evansville, Indiana market, to Bayou City Broadcasting Evansville, Inc. (“BCB”) for $18.6 million. The sale of WEVV and two stations from the Company's recently announced agreement to sell three stations to Marshall Broadcasting Group, Inc. are currently owned by privately-held Communications Corporation of America (“CCA”). These divestitures are subject to Federal Communications Commission approval, the consummation of the Company’s previously announced agreements to acquire the stock of CCA, and other customary closing conditions, and the Company expects to complete all the announced pending transactions in 2014. The sale of WEVV brings the Company’s overall CCA transaction into compliance with Department of Justice requirements for approval and will release the pending transaction from hold pending divestiture.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Nexstar Broadcasting Group, Inc., issued August 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: August 4, 2014	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Nexstar Broadcasting Group, Inc., issued August 4, 2014.